UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2026

CIM Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignation
As previously disclosed, on June 24, 2026, CIM Group, Inc. (the “Company”), CIM Group Holdings, LLC (the “CIM Contributor”) and CIM Finance Holdings, LP entered into a Contribution and Subscription Agreement (the “Agreement”) which, among other things, provides that the Company shall, and shall cause its board of directors (the “Board”) to, take all steps reasonably necessary to cause any Board member that is an affiliate of the CIM Contributor (other than Richard Ressler, the Company’s Chief Executive Officer, President and Chairman of the Board) to resign as a Board member and to elect to the Board (i) Avraham Shemesh, (ii) Shaul Kuba, and (iii) an additional individual designated by the CIM Contributor who satisfies the Company’s independence standards for Board members.
On October 26, 2026, Jason Schreiber, a Board member affiliated with the CIM Contributor, informed the Board of his intent to resign from the Board in accordance with the Agreement, effective as of the date of the Board’s unanimous written consent accepting the resignation. The Board unanimously accepted Mr. Schreiber’s resignation on October 26, 2026. Mr. Schreiber’s resignation was due to the aforementioned contractual arrangement and was not due to any disagreement with the Company.
Director Elections
On October 26, 2026, the Board increased the size of the Board from five to seven members and, in accordance with the Agreement, appointed Mr. Shemesh, Mr. Kuba and Alicia K. Harrison (who was designated by the CIM Contributor as a candidate to serve as an independent director of the Company) to fill the three outstanding vacancies on the Board, including the vacancy resulting from Mr. Schreiber’s resignation, effective as of October 26, 2026. Messrs. Shemesh and Kuba and Ms. Harrison will each serve as a director until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualifies, or his or her earlier resignation, removal or inability to serve.
Ms. Harrison satisfies the independent director standards applicable to the Company, and her compensatory arrangement will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s proxy statement for its annual meeting of stockholders. Ms. Harrison did not enter into any agreement with the Company in connection with her appointment as a director, other than the Company’s standard indemnification agreement for directors. Ms. Harrison does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Messrs. Shemesh and Kuba currently serve as Vice Presidents of the Company and the Company will not separately compensate them for their services rendered as directors of the Company. Other than the Agreement, there is no arrangement or understanding between Messrs. Shemesh and Kuba and any other persons pursuant to which Messrs. Shemesh and Kuba were selected as directors of the Company. Messrs. Shemesh and Kuba are founders of CIM Group, LLC, which owns and controls the CIM Contributor, and they participate in the earnings and profits of CIM Group, LLC. Additionally, Messrs. Shemesh and Kuba may be deemed to beneficially own the shares of common stock and special voting preferred stock in the Company, and the limited partnership units in the Company’s operating partnership, owned by the CIM Contributor. See Note 7, Related-Party Transactions and Arrangements, to the Condensed Combined and Consolidated Financial Statements accompanying the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, for additional disclosures of transactions involving affiliates of Messrs. Shemesh and Kuba required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Biographical information for Ms. Harrison and Messrs. Kuba and Shemesh are included below.
Alicia K. Harrison, age 67, has served as an independent director of the Company since October 26, 2026. She was previously a member of the Board from June 2016 to February 2024, when she became a member of the board of trustees of CIM Commercial Lending REIT, an affiliate of the Company (“CLR”), where she served as an independent trustee from February 2024 until September 2026. During her previous tenure as an independent director at the Company, Ms. Harrison served as a member of the audit committee from April 2022 to February 2024, and as a member of the valuation, compensation and affiliate transactions committee and as chairperson of the nominating and corporate governance committee from August 2018 until March 2022. Ms. Harrison has served on the board of directors and the audit and capital committees of Ryan Companies US, Inc., a national commercial real estate development, design and management company, since May 2012. Ms. Harrison previously served as a member of the board of directors and the nominating and governance committee of Independent Bank Group, Inc., a bank holding company (NASDAQ: IBTX), from May 2019 to January 2025 and as a member of the IBTX audit committee from May 2020 to January 2025. Previously, Ms. Harrison worked for Wells Fargo & Company and its predecessor banks from 1986 until 2012, when she retired as executive vice president in Commercial Banking. Her responsibilities at Wells Fargo included positions as area manager and group head for Southwest Regional Commercial Banking Office, manager of the Real Estate Department and integration team member for the Government and Institutional

Banking Group, integrating the employees and clients of Wachovia Corporation following its acquisition by Wells Fargo in 2008. Prior to joining Wells Fargo, Ms. Harrison began her banking career in Houston with a predecessor bank of JPMorgan Chase & Co. (MBank) as a banker in the Energy Division after completing the Commercial Training program. Ms. Harrison is a Life Member of the Arizona State University Sun Angel Foundation, and previously served as a trustee of the Sun Angel Foundation and on the boards of directors of the Fresh Start Women’s Foundation, the Greater Phoenix Economic Council, the Phoenix Art Museum, the Arizona Chapter of the American Red Cross, the Arizona Business Leadership Association and the Arizona Science Center. Ms. Harrison received a B.S. degree in Finance from Arizona State University. Ms. Harrison was selected to serve as a director because of her financial services, investment management and real estate experience, all of which are expected to bring valuable insight to the board of directors.
Shaul Kuba, age 63, was appointed to serve as a director of the Company on October 26, 2026. Mr. Kuba has also served as a vice president of the Company since June 2026. Mr. Kuba has also served as a director of Creative Media & Community Trust Corporation (“CMCT”) (NASDAQ:CMCT) since March 2014 and its Chief Investment Officer since November 2022. Since co-founding CIM Group, L.P. (together with its affiliates and the Company, “CIM”) in 1994, Mr. Kuba has been an integral part of building CIM’s platforms. Mr. Kuba is the President of CIM’s Real Asset Services division with more than 30 years of active real estate, infrastructure and lending experience. As the head of CIM’s Development Group, he is actively involved in the development, redevelopment and repositioning of CIM’s real estate assets. Additionally, Mr. Kuba is instrumental in sourcing new opportunities and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on CIM’s Investment, Allocation and Real Asset Management Committees and provides guidance on the diverse opportunities across CIM’s platforms. He also serves as an officer of various affiliates of CIM. Prior to CIM, Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, a developer of commercial and multifamily properties in Los Angeles. Mr. Kuba was selected to serve as a director because of his significant experience with real estate development and sourcing new transactions as a result of his experience with CIM, including as Co-Founder thereof, as well as his leadership roles at CIM.
Avraham Shemesh, age 64, was appointed to serve as a director of the Company on October 26, 2026. Mr. Shemesh has also served as a vice president of the Company since June 2026. Mr. Shemesh has also served as a director of CMCT since March 2014. Since co-founding CIM in 1994, Mr. Shemesh has been instrumental in building CIM.’s real estate, infrastructure and debt platforms. Mr. Shemesh is the President of CIM’s Real Asset Management division with more than 30 years of active real estate, infrastructure and lending experience. He serves on CIM’s Investment, Allocation, Real Assets Management and Valuation Committees as well as the ICCS, providing guidance on the diverse opportunities available across CIM’s various platforms. Mr. Shemesh is responsible for CIM’s longtime relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication. He serves as an officer of various affiliates of CIM. In addition, Mr. Shemesh served as a director of the Company from March 2019 until February 2024. He served as a director of CIM Income NAV, Inc. from January 2019 to December 2021 when CIM Income NAV, Inc. merged with the Company. He also served as the Chief Executive Officer and President and as a director of Cole Office & Industrial REIT (CCIT II), Inc., (“CCIT II”) from February 2018, and as Chairman of the board of directors of CCIT II from August 2018 until CCIT II’s merger with Griffin Capital Essential Asset REIT, Inc., in March 2021. Until the mergers of such entities with and into the Company in December 2020, he served as the Chief Executive Officer and as a director of Cole Credit Property Trust V, Inc. (“CCPT V”) beginning in March 2018, as Chairman of the board of directors of CCPT V beginning in August 2018, and as a director of Cole Office & Industrial REIT (CCIT III), Inc., in January 2019. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, a developer of a wide variety of commercial and multifamily properties in Los Angeles. Mr. Shemesh was selected to serve as a director because of his significant experience with the real estate acquisition process and strategic planning as a result of his experience with CIM, including as Co-Founder thereof, as well as his leadership roles at CIM and the Company.

Item 8.01	Other Events.
Annual Meeting of Stockholders
The Board has determined that the Company’s annual meeting of stockholders for 2026 (the “Annual Meeting”) will be held on Wednesday, December 9, 2026. The Board has established the close of business on October 26, 2026 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 30, 2026	CIM GROUP, INC.
		By:	/s/ David Thompson
		Name:	David Thompson
		Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)